Exhibit 99.1

                                  Nexicon, Inc.
                                Service Agreement

THIS SERVICE AGREEMENT (this "Agreement") is made effective as of July 8, 2005 (the "Effective Date") between Nexicon, Inc., 400 Gold Avenue NW, Suite 1000, Albuquerque, New Mexico, USA 87120 ("Service Provider") and the Motion Picture Association of America ("MPAA"), 15503 Ventura Boulevard, Los Angeles, California, USA 91436 ("Client").

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                               I. Scope of Service

Standard Service. The Services that are the subject of this Agreement shall consist of access to the Nexicon, Inc. Database pursuant to the Standard Service set forth in Appendix A attached hereto (hereinafter referred to as the "Service").

The Service Provider hereby grants to the Client non-exclusive use of the Service and the right to provide the Service to Authorized Users in accordance with this Agreement.

Development Hours. The Client is entitled to sixty (60) development hours per month for development by the Service Provider development staff during the term of this agreement as described in Appendix A, Section 3.2 attached hereto.

Non-Standard Service. Any work, software development, consulting, support, and training performed by the Service Provider outside of the Standard Service defined in this Agreement will be considered on an Individual Case Basis ("ICB") in accordance with the Major Change Control Procedures outlined in Appendix A,
Section 3.2.2 attached hereto, and shall be agreed to in writing by Client. Development hours can be allocated towards Non-Standard Service, however if agreed to be chargeable, shall not be invoiced by Service Provider prior to receiving an executed ICB agreement.

                    II. Delivery/Access of Service to Client

Service Provider will provide the Service to the Client in the following manner:

Electronic Transfer. The Service will be provided to the Client through electronic transfer by means of HyperText Transfer Protocol Secured ("https").

Physical Media. Copies of data extracted, as specified by the Client, from the Service, intended as evidence for court, will be provided to the Client on physical media (e.g., CD-ROM, digital tape, etc...) for additional fees pursuant to the terms Appendix B, attached hereto; and shall be approved in writing by Client; and shall not be invoiced by Service Provider prior to receiving such approval.


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Locations of Service Delivery. The Service covered by this Agreement is to be delivered to the Client and Authorized Users based on information provided by the Client to the Service Provider as described in Appendix A, Section 4 attached hereto.

                                III. Compensation

Fees for Standard Service. The Client shall make payment to the Service Provider on a monthly recurring basis for use of the Service pursuant to the terms set forth in Appendix B, attached hereto.

Reimbursable Expenses. The Client shall reimburse the Service Provider for any expenses incurred at the Client's request outside the scope of this agreement; and shall be approved to in writing by the Client; and shall not be invoiced by Service Provider prior to receiving such approval.

Invoices. The Service Provider will submit invoices to the Client for use of the Service on a monthly basis in advance and reimbursable expenses on a monthly basis in arrears. Each invoice will clearly state the Service to be delivered and reimbursable expenses incurred.

Payment Terms. All fees and expenses are to be paid to Service Provider, in United States Dollars ("USD"). All invoices are payable within ten (10) calendar days from the date of the invoice. Any amounts disputed in good faith may be deducted from the invoice and the remainder must be paid by the due date. The disputed amount should be notified in writing to the Service Provider within fifteen (15) calendar days of receipt of the invoice giving the reasons for withholding payment. Upon receipt of Client's dispute notice, Service Provider and Client will work together in good faith to resolve such disputes in a prompt and mutually acceptable manner. The Client agrees to pay any disputed amounts within five (5) calendar days once the issues have been resolved.

Interest for Late Payment. If the invoice is not settled within thirty (30) days from date of invoice, the Service Provider may add an interest and administrative charge of 1.5% of the invoice amount per month

                          IV. Authorized Use of Service

Authorized Users.  "Authorized Users" are:

Employees. Full and part-time employees (including management, staff, interns and independent contractors) of Client and the institution of which it is a part, within the physical locations authorized by the Client.

Members. Members (Full and part-time employees; including management, staff, interns and independent contractors) of the Client Association will be granted limited access, defined as "Member Access" in Appendix A, Section 2.1.4 attached hereto, unless otherwise agreed to under a separate agreement between the Member and the Service Provider.


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Authorized Uses. The Client and Authorized Users may make all use of the Service as is consistent with the Fair Use Provisions of United States and international law. Nothing in this Agreement is intended to limit in any way whatsoever the Client's or any Authorized User's rights under the Fair Use provisions of United States or international law to use the Service.

The Service may be used for purposes of investigational research, evidence gathering, statistical analysis or other non-commercial use as follows:

Digitally Copy. The Client and Authorized Users may download and digitally copy a reasonable portion of the data from access to the Service.

Print Copy. The Client and Authorized Users may print a reasonable portion of the data from access to the Service.

Archival/Backup Copy. Upon request of Client, Client may receive from Service Provider and/or create one (1) copy of the entire set of the rated data contained in the Service to be maintained as a backup or archival copy during the term of this Agreement or as required to exercise Client's rights under
Section XIII, "Perpetual License", of this Agreement.

Course Packs. The Client and Authorized Users may use a reasonable portion of the data from access to the Service in the preparation of Course Packs or other internal training materials.

Electronic Reserve. The Client and Authorized Users may use a reasonable portion of the data from access to the Service for use in connection with specific courses of instruction offered by the Client.

Databases. If the Service is a database, compilation, or collection of information, Authorized Users shall be permitted to extract or use information contained in the database for investigational, forensic, analytical, educational, or research purposes, including extraction and manipulation of information for the purpose of evidence for court, illustration, explanation, example, comment, criticism, teaching, research, or analysis.

               V. Access by and Authentication of Authorized Users

The Client and its Authorized Users shall be granted access to the Service pursuant to the following:

IP Addresses. Authorized Users shall be identified and authenticated by the use of Internet Protocol ("IP") addresses provided by the Client to the Service Provider.

Passwords. Authorized Users shall be identified and authenticated by the use of usernames and passwords assigned by the Client. The Primary Client Contact and Administrators as detailed in Appendix A, Sections 2.1.1 and 2.1.2 shall be responsible for issuing and terminating passwords, verifying the status of


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Authorized Users, providing lists of valid passwords to the Service Provider and updating such lists on a regular basis.

Developing Protocols. Authorized Users shall be identified and authenticated by such means and protocols as may be developed during the term of this Agreement.

                   VI. Specific Restrictions on Use of Service

Unauthorized Use. Except as specifically provided elsewhere in this agreement, the Client shall not knowingly permit anyone other than Authorized Users to use the Service.

Modification of Service. The Client shall not modify or create a derivative work of the Service without the prior written permission of the Service Provider.

Removal of Copyright Notice. Client may not remove, obscure or modify any copyright or other notices included in the Service.

Commercial Purposes. Other than as specifically permitted in this Agreement, the Client may not use the Service for commercial purposes, including but not limited to the sale of the Service or bulk reproduction or distribution of the Service in any form.

                  VII. Service Provider Performance Obligations

Availability of Service. By July 1, 2005 (hereinafter referred to as the "Delivery Date"), the Service Provider shall make the Service available to the Client and Authorized Users.

Support. The Service Provider will offer activation or installation support, including assisting with the implementation of any Service Provider software. The Service Provider will offer reasonable levels of continuing support to assist the Client and Authorized Users in use of the Service. The Service Provider will make its personnel available by email, and telephone for feedback, problem-solving, or general questions. Support (including Service Desk and Support Service, Service Issue Definition, and Service Issue Escalation) will be provided by the Service Provider as described in Appendix A, Section 3 attached hereto.

Performance Management. Access availability at the Service Provider's Public Internet Access points and operational reliability of the Service as well as statistics for the Service provider response to Service Issue shall be maintained at current standards of the Internet Access provision industry. The Service Provider shall use reasonable efforts to ensure that the Service Provider's servers have sufficient capacity and rate of connectivity to provide the Client and its Authorized Users with a quality of service comparable to current standards in the Internet Access Service Provider industry in the Client's locale.

Service Uptime Metrics and Conformity, Service Monitoring, Service Level Reporting, and Service Review Meetings are detailed in Appendix A, Section 3.3 attached hereto.

Documentation. The Service Provider will provide and maintain help files and other appropriate user documentation.


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Training. The Service Provider will provide appropriate training to the Client staff relating to the use of the Service and any Service Provider software. Training will be provided pursuant to Appendix A, Section 6 attached hereto.

Key Personnel Changes. Key personnel are not required to be named within this Agreement; however the Service Provider shall notify the Client in advance of any changes to such key personnel that could affect the delivery of the Service to the Client.

Notification of Updates of Service. The Client understands that from time to time the Service may be added to, modified, or deleted from by the Service Provider and/or that portions of the Service may migrate to other formats in the form of Service Updates. The Service Provider shall give reasonable notice of any such changes to Client.

Compliance with Client Security Policies. In the event that the Client operates formal security policies, the Service Provider will ensure that its employees are aware of such policies and will ensure ongoing compliance with the policy statements. The Client will provide the Service Provider with up to date information on its security policies and keep the Service Provider informed about any changes to these policies

Disaster Recovery. The Service Provider will ensure that information and data under its responsibility is properly backed up on a daily basis and also that arrangements are made for recovery processes to be installed to minimize any potential disruption to the Client's business. The Service Provider is required to ensure that proper measures are in place to enable continuation of Service in the event of unexpected disruptive events. These measures to include implementation and pre-testing of formal disaster recovery and business continuity planning in the Service Provider's business

Continued Training. The Service Provider will provide regular system and project updates to Client as they become available. Service Provider will provide additional remote training to Client staff made necessary by any updates or modifications to the Service or any Service Provider software.

Notice of "Click-Through" License Terms or Other Means of Passive Assent. In the event that the Service Provider requires Authorized Users to agree to terms relating to the use of the Service before permitting Authorized Users to gain access to the Service (commonly referred to as "click-through" licenses), or otherwise attempts to impose such terms on Authorized Users through mere use or viewing of the Authorized Materials, the Service Provider shall provide the Client with notice of and an opportunity to comment on such terms prior to their implementation. In no event shall such terms materially differ from the provisions of this Agreement. In the event of any conflict between such terms and this Agreement, the terms of this Agreement shall prevail.

Withdrawal of Service. The Service Provider reserves the right to withdraw from the Service any item or part of an item for which it no longer retains the right to publish, or which it has reasonable grounds to believe infringes copyright or is defamatory, obscene, unlawful or otherwise objectionable. The Service Provider shall give written notice to the Client of such withdrawal no later


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than ten calendar (10) days following the removal of any item pursuant to this section. If any such withdrawal renders the Service less useful to the Client or its Authorized Users, the Service Provider shall reimburse the Client in an amount that the withdrawal is proportional to the total Fees owed by Client under this Agreement.

                      VIII. Client Performance Obligations

Provision of Notice of License Terms to Authorized Users. The Client shall make reasonable efforts to provide Authorized Users with appropriate notice of the terms and conditions under which access to the Service is granted under this Agreement including, in particular, any limitations on access or use of the Service as set forth in this Agreement.

Protection from Unauthorized Use. Client shall use reasonable efforts to inform Authorized Users of the restrictions on use of the Service. In the event of any unauthorized use of the Service by an Authorized User, (a) Service Provider may terminate such Authorized User's access to the Service, (b) Service Provider may terminate the access of the IP address(es) from which such unauthorized use occurred, and/or (c) Client may terminate such Authorized User's access to the Service upon Service Provider's request. Service Provider shall take none of the steps described in this paragraph without first providing reasonable notice to Client (in no event less than three (3) calendar days and cooperating with the Client to avoid recurrence of any unauthorized use.

Maintaining Confidentiality of Access Passwords. Where access to the Service is to be controlled by use of passwords, the Client shall issue log-on identification usernames and passwords to each Authorized User, pursuant to Appendix A, Sections 2.1.1 and 2.1.2, and use reasonable efforts to ensure that Authorized Users do not divulge their numbers and passwords to any third party. The Client shall also maintain the confidentiality of any institutional passwords provided by the Service Provider.

Client Delays to Service. The Service Provider will be entitled to any adjustments to any penalties or refunds due for inadequate performance if the Service Provider is prevented from performing specific Service for any reasons beyond the control of the Service Provider which are caused by the Client.

Processing and Authorization of Invoices. The Client undertakes to process and settle all Service Provider invoices by the due dates.

Client Personnel, Facilities and Resources. The Client will ensure the Service Provider has timely access to appropriate Client personnel and will arrange for the Service Provider personnel to have suitable and safe access to the Client's facilities and systems. The Client will also provide suitable office space and associated resources for Service Provider personnel working on-site including all necessary computing and office support resources.


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Approvals And Information. The Client will respond promptly, and in any case, within three (3) working days, to any Service Provider requests to provide direction, information, approvals, authorizations or decisions that are reasonably necessary for the Service Provider to perform the Service.

                       IX. Mutual Performance Obligations

Standard of Care. Each party will act in good faith in the performance of its respective duties and responsibilities and will not unreasonably delay or withhold the giving of consent or approval required for the other party under this Agreement. Each party will provide an acceptable standard of care in its dealings with the other party and its employees.

Changes to Service. Either party may propose changes to the scope, nature or time schedule of the Service being performed under this Agreement. The parties will mutually agree to any proposed changes, including adjustments to fees and expenses as a result of the changes to the Service. All changes are to be subject to the Change Control Procedures outlined in Appendix A Section 3.2 to this Agreement and must be approved in writing by both parties.

Non-Solicitation. During the term of this Agreement and for one year after its expiration or termination, neither party will solicit any employee of the other party for the purposes of offering employment.

Intellectual Property Rights. Both parties acknowledge the intellectual property rights of the other party whether registered or not.

Confidentiality. Both parties agree to keep confidential all information concerning the other party's business or its ideas, products, customers or Service that could be considered to be Confidential Information. "Confidential information" is any information belonging to or in the possession or control of a party that is of a confidential, proprietary or trade secret nature that is furnished or disclosed to the other party. Confidential information will remain the property of the disclosing party and the receiving party will not acquire any rights to that confidential information.

Court Orders. If the receiving party receives a Court Order to divulge any confidential information belonging to the disclosing party, then the receiving party is permitted to release such information to the court in accordance with any Court Order so served.

Destruction of Data and Records or Return on Termination. Upon termination of this Agreement, the receiving party, at the option of the disclosing party, will return or destroy all confidential information belonging to the other party

Confidentiality of User Data. The Service Provider and the Client agree to maintain the confidentiality of any data relating to the usage of the Service by Client and its Authorized Users. Such data may be used solely for purposes


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directly related to the Service and may only be provided to third parties in aggregate form. Raw usage data, including but not limited to information relating to the identity of specific users and/or uses, shall not be provided to any third party.

Implementation of Developing Security Protocols. The Client and the Service Provider shall cooperate in the implementation of security and control protocols and procedures as they are developed during the term of this Agreement.

                                     X. Term

This Agreement shall continue in effect for six (6) months commencing on the Delivery Date.

                                   XI. Renewal

This Agreement shall be renewable at the end of the current term for a successive six (6) months term unless either party gives written notice of its intention not to renew thirty (30) calendar days before expiration of the current term.

                             XII. Early Termination

In the event that either party believes that the other materially has breached any obligations under this Agreement, or if the Service Provider believes that the Client has exceeded the scope of this Agreement, such party shall so notify the breaching party in writing. The breaching party shall have fourteen (14) calendar days from the receipt of notice to cure the alleged breach and to notify the non-breaching party in writing that cure has been effected. If the breach is not cured within the fourteen (14) calendar days, the non-breaching party shall have the right to terminate the Agreement without further notice.

Upon Termination of this Agreement for cause, online access to the Service by the Client and Authorized Users shall be terminated. Authorized copies of Service rated data may be retained by the Client or Authorized Users and used subject to the terms of this Agreement.

In the event of Client initiated Termination of this Agreement without Service Provider cause, the Service Provider shall be entitled to fifty percent (50%) of the monthly recurring charges of the remaining term for access to the Service, in addition to all waived nonrecurring charges outlined in this agreement.

In the event of early termination permitted by this Agreement, the Client shall be entitled to a refund of any fees or pro-rata portion thereof paid by the Client for any remaining period of the Agreement from the date of termination.

                             XIII. Perpetual License

Except for termination for cause, the Service Provider hereby grants to Client a nonexclusive, royalty-free, perpetual license to use any electronic copy of the


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rated data contained within the Service that were accessible during the term of this Agreement. Such use shall be in accordance with the provisions of this Agreement, which provisions shall survive any termination of this Agreement. The means by which Client shall have access to such Service shall be in a manner and form substantially equivalent to the means by which access is provided under this Agreement.

                                 XIV. Warranties

Subject to the Limitations set forth elsewhere in this Agreement:

The Service Provider warrants that it has the right to license the rights granted under this Agreement to use the Service, that it has obtained any and all necessary permissions from third parties to license the Service, and that use of the Service by Authorized Users in accordance with the terms of this Agreement shall not infringe the copyright of any third party. The Service Provider shall indemnify and hold the Client and Authorized Users harmless for any losses, claims, damages, awards, penalties, or injuries incurred, including reasonable attorney's fees, which arise from any claim by any third party of an alleged infringement of copyright or any other property right arising out of the use of the Service by the Client or any Authorized User in accordance with the terms of this Agreement. This indemnity shall survive the termination of this agreement. NO LIMITATION OF LIABILITY SET FORTH ELSEWHERE IN THIS AGREEMENT IS APPLICABLE TO THIS INDEMNIFICATION.

Service Provider warrants that the physical medium, if any, on which any portion of the Service is provided to the Client will be free from defects for a period of ninety (90) calendar days from delivery.

                          XV. Limitations on Warranties

Notwithstanding anything else in this Agreement:

Neither party shall be liable for any indirect, special, incidental, punitive or consequential damages, including but not limited to loss of data, business interruption, or loss of profits, arising out of the use of or the inability to use the Service.

Service Provider makes no representation or warranty, and expressly disclaims any liability with respect to the content of any Service data, including but not limited to errors or omissions contained therein, libel, infringement of rights of publicity, privacy, trademark rights, moral rights, or the disclosure of confidential information.

Except for the express warranties stated herein, the Service is provided on an "as is" basis, and Service Provider disclaims any and all other warranties, conditions, or representations (express, implied, oral or written), relating to the Service or any part thereof, including, without limitation, any and all implied warranties of quality, performance, merchantability or fitness for a particular purpose. Service Provider makes no warranties respecting any harm that may be caused by the transmission of a computer virus, worm, time bomb,


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logic bomb or other such computer program. Service Provider further expressly disclaims any warranty or representation to Authorized Users, or to any third party.

                                XVI. Indemnities

Except as reflected below, each party shall indemnify and hold the other harmless for any losses, claims, damages, awards, penalties, or injuries incurred by any third party, including reasonable attorney's fees, which arise from any alleged breach of such indemnifying party's representations and warranties made under this Agreement, provided that the indemnifying party is promptly notified of any such claims. The indemnifying party shall have the sole right to defend such claims at its own expense. The other party shall provide, at the indemnifying party's expense, such assistance in investigating and defending such claims as the indemnifying party may reasonably request. This indemnity shall survive the termination of this Agreement.

Service Provider shall, at its expense and at the Client's request, indemnify and hold harmless the Client and the Client's member companies, directors, officers, employees, agents, and independent contractors relating to any claim or action, and all related losses and expenses (including, without limitations, reasonable attorneys' fees), for the following:

(i) a claim or action arising out of the Service Provider's performance of services described in this Agreement including Attachment A when such claim or action

         (a) alleges negligence by the Service Provider, or

         (b) alleges intentional misconduct by Service Provider other than instances where the Service Provider is performing as directed in writing by the Client, or

         (c) arises out of the failure of the Service Provider or the Service Provider's agents materially to perform as described in this Agreement, including as described in Attachment A or otherwise as directed in writing by the Client,

(ii) a claim that the Service Provider's technology or services infringe any copyright, patent, trademark or trade secrets.

The Service Provider shall cooperate with the Client in connection with litigation arising from matters directly related to services rendered by Service Provider under this Agreement. To the extent that such cooperation requires a substantial time commitment on the part of one or more Service Provider employees, then Service Provider will be fairly compensated upon terms mutually agreeable to and accepted by the parties in writing. The Service Provider charges its employees out at an hourly rate of $300 plus travel.

To the extent a claim or action arises against the Service Provider out of the Client's use of the Service Provider's services described in this Agreement including Appendix A for any reason except for claims described in paragraphs
(i) or (ii), then the Client shall indemnify and hold harmless Service Provider


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from and against such claim or action and all related losses and expenses
(including, without limitation, reasonable attorneys' fees). The Client will defend the Service Provider in Service Provider's response to a third-party subpoena relating to this Agreement, in an action in which the Client or one or more of its member companies is a party. The Client may satisfy its obligation to defend Service Provider with respect to such a subpoena by providing Service Provider with counsel (which may be the counsel defending the Client or its member company in the action) to respond to the subpoena. Service Provider will cooperate fully with the Client and counsel provided by the Client in responding to such a subpoena.

                          XVII. Assignment and Transfer

Neither party may assign, directly or indirectly, all or part of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

                              XVIII. Governing Law

This Agreement shall be interpreted and construed according to, and governed by, the laws of the State of California, USA excluding any such laws that might direct the application of the laws of another jurisdiction. The federal or state courts located in the State of California, USA shall have jurisdiction to hear any dispute under this Agreement.

Export Control. Both Service Provider and Client agree to comply fully with all relevant export laws and regulation of the country or countries where their offices are located.

                             XIX. Dispute Resolution

In the event any dispute or controversy arising out of or relating to this Agreement, the parties agree to exercise their best efforts to resolve the dispute as soon as possible. The parties shall, without delay, continue to perform their respective obligations under this Agreement which are not affected by the dispute.

Mediation. In the event that the parties can not by exercise of their best efforts resolve the dispute, they shall submit the dispute to Mediation. The parties shall, without delay, continue to perform their respective obligations under this Agreement which are not affected by the dispute. The invoking party shall give to the other party written notice of its decision to do so, including a description of the issues subject to the dispute and a proposed resolution thereof. Designated representatives of both parties shall attempt to resolve the dispute within 30 calendar days after such notice. If those designated representatives cannot resolve the dispute, the parties shall meet at a mutually agreeable location and describe the dispute and their respective proposals for resolution to responsible executives of the disputing parties, who shall act in good faith to resolve the dispute. If the dispute is not resolved within thirty
(30) calendar days after such meeting, the dispute shall be submitted to binding arbitration in accordance with the Arbitration provision of this Agreement.


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Arbitration. Any controversies or disputes arising out of or relating to this
Agreement shall be resolved by binding arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. The parties shall endeavor to select a mutually acceptable arbitrator knowledgeable about issues relating to the subject matter of this Agreement. In the event the parties are unable to agree to such a selection, each party will select an arbitrator and the arbitrators in turn shall select a third arbitrator. The arbitration shall take place at a location that is reasonably centrally located between the parties, or otherwise mutually agreed upon by the parties.

All documents, materials, and information in the possession of each party that are in any way relevant to the claim(s) or dispute(s) shall be made available to the other party for review and copying no later than [time period] after the notice of arbitration is served.

The arbitrator(s) shall not have the authority, power, or right to alter, change, amend, modify, add, or subtract from any provision of this Agreement or to award punitive damages. The arbitrator shall have the power to issue mandatory orders and restraining orders in connection with the arbitration. The award rendered by the arbitrator shall be final and binding on the parties, and judgment may be entered thereon in any court having jurisdiction. The agreement to arbitration shall be specifically enforceable under prevailing arbitration law. During the continuance of any arbitration proceeding, the parties shall continue to perform their respective obligations under this Agreement.

Limitation of Action. Neither party may bring proceedings more than eighteen
(18) months after the actual event occurred except for proceedings for non-payment.

                                XX. Force Majeure

Neither party shall be liable in damages or have the right to terminate this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control including, but not limited to Acts of God, Government restrictions (including the denial or cancellation of any export or other necessary license), wars, insurrections and/or any other cause beyond the reasonable control of the party whose performance is affected.

                              XXI. Entire Agreement

This Agreement constitutes the entire agreement of the parties and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

                                 XXII. Amendment

No modification or claimed waiver of any provision of this Agreement shall be valid except by written amendment signed by authorized representatives of the Service Provider and the Client.


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                               XXIII. Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal, unenforceable or in conflict with the law of any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                        XXIV. Waiver of Contractual Right

Waiver of any provision herein shall not be deemed a waiver of any other provision herein, nor shall waiver of any breach of this Agreement be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

                                  XXV. Notices

All notices given pursuant to this Agreement shall be in writing and may be hand delivered, or shall be deemed received within ten (10) calendar after mailing if sent by registered or certified mail, return receipt requested. If any notice is sent by facsimile, confirmation copies must be sent by mail or hand delivery to the specified address. Either party may from time to time change its Notice Address by written notice to the other party.

If to Service Provider:
Nexicon, Inc.
400 Gold Avenue SW
Albuquerque
New Mexico
United States of America
87102

If to Client:
The Motion Picture Association
15503 Ventura Boulevard
Los Angeles
California
United States of America
91436


                                XXVI. Appendices

The Appendices (Appendix A and Appendix B) referred to in, and attached hereto, this document are to be considered an integral part of this Agreement.



                            [SIGNATURE PAGE FOLLOWS]


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IN WITNESS WHEREOF, the parties have executed this Agreement by their respective, duly authorized representatives as of the date first above written.



SERVICE PROVIDER:



BY: ______________________________________ DATE: __________________
   Signature of Authorized Signatory of the Service Provider

Print Name:________________________________
Title: _____________________________________
Telephone No.: _____________________________
Email: ____________________________________


CLIENT:



BY: ______________________________________ DATE: ___________________
     Signature of Authorized Signatory of the Client

Print Name:________________________________
Title: _____________________________________
Telephone No.: _____________________________
Email: ____________________________________


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                                   APPENDICES

                                    [insert]


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